Exhibit 10.1

Executive Appointee Agreement

THIS AGREEMENT made as of the 31st day of August, 2016, between Portlogic Systems Inc. a Nevada corporation (the "Employer"); and Michael E. De Valera (the "Employee").

WHEREAS the Employer desires to obtain the benefit of the services of the Employee, and the Employee desires to render such services on the terms and conditions set forth.

IN CONSIDERATION of the promises and other good and valuable consideration (the sufficiency and receipt of which are hereby acknowledged) the parties agree as follows:

1. Employment

The Employee agrees that he will at all times faith fully, industriously, and to the best of his skill, ability, experience and talents, perform all of the duties required of his position. In carrying out these duties and responsibilities, the Employee shall comply with all Employer policies, procedures, rules and regulations, both written and oral, as are announced by the Employer from time to time. It is also understood and agreed to by the Employee that his assignment, duties and responsibilities and reporting arrangements may be changed by the Employer in its sole discretion without causing termination of this agreement.

2. Position Title

As the Chief Executive Officer, the Employee is required to perform the following duties and undertake the following responsibilities in a professional manner.

(a) - Setting strategy and vision.

(b) - Modeling and setting the company’s culture.

(c) - Building and leading the senior executive team.

(d) - Allocating capital to the company’s priorities.

(e) - Other duties as may arise from time to time and as may be assigned to the employee.

3. Compensation

(a) Cash compensation:

The employee shall be compensated $1,000 per month as CEO.

4. Probation Period

It is understood and agreed that the first ninety days of employment shall constitute a probationary period during which period the Employer may, in its absolute discretion, terminate the Employee's employment, for any reason without notice or cause.

5. Termination

(a) The Employee may at any time terminate this agreement and his employment by giving not less than two weeks written notice to the Employer.

(b) The Employer may terminate this Agreement and the Employee’s employment at any time, without notice or payment in lieu of notice, for sufficient cause.

(c) The employee agrees to return any property of Portlogic Systems Inc. at the time of termination.

6. Confidentiality

The Consultant acknowledges and agrees that the Company has certain confidential information which is defined to include, but not limited to, knowledge of trade secrets whether patented or not, computer programs, research and development data, testing and evaluation plans, business plans, opportunities, forecasts, products, strategies, proposals, suppliers, sales, manuals, work programs, financial and marketing information, customer lists or names, and information regarding customers, contracts and accounts of the Company whether printed, stored electronically, or provided verbally (the “Confidential Information

7. Ownership and Return of Property

All property including, but not limited to, files, manuals, equipment, securities, and monies of any and all customers of the Company related to the provision of the Services that are, from time to time, in the possession or control of the Consultant will be, at all times, the exclusive property of the Company. The Employee shall forthwith deliver all aforesaid property to the Company on the earlier of:

(a) The completion or termination of this Agreement by employee or employer.

(b) Upon the request, at any time, by the Employer.

8. Laws

This agreement shall be governed by the laws of the Province of Ontario.

9. Independent Legal Advice

The Employee acknowledges that the Employer has provided the Employee with a reasonable opportunity to obtain independent legal advice with respect to this agreement, and that either:

(a) The Employee has had such independent legal advice prior to executing this agreement, or;

(b) The Employee has willingly chosen not to obtain such advice and to execute this agreement without having obtained such advice.

10. Entire Agreement

This agreement contains the entire agreement between the parties, superseding in all respects any and all prior oral or written agreements or understandings pertaining to the employment of the Employee by the Employer and shall be amended or modified only by written instrument signed by both of the parties hereto.

11. Severability

The parties hereto agree that in the event any article or part thereof of this agreement is held to be unenforceable or invalid then said article or part shall be struck and all remaining provision shall remain in full force and effect.

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IN WITNESS WHEREOF the Employer has caused this agreement to be executed by its duly authorized officers and the Employee has set his hand as of the date first above written.

SIGNED, SEALED AND DELIVERED in the presence of:

The Employee: Michael E. De Valera

/s/ Michael E. De Valera
[Signature of Employer Rep]

(Signatute of the Employee)

The Employee Rep: Evangelos A. Soukas

/s/ Evangelos A. Soukas
[Signature of Employer Rep]

PORTLOGIC SYSTEMS INC.

/s/ Jueane Thiessen
Jueane Thiessen
CFO, Portlogic Systems

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